UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2010

INTERVIA INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52010
(Commission File Number)

N/A
(IRS Employer Identification No.)

3702 South Virginia Street, Suite G12-401 Reno, NV 89502
(Address of principal executive offices and Zip Code)

202. 470.4608
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 26, 2010, Glenn M. Morimoto resigned as president, chief executive officer, secretary, treasurer, chief financial officer and as a director of our company.

On August 26, 2010, Patrick Laferriere was elected a director of our company and was appointed president and secretary, treasurer and chief financial officer.

Our board of directors now consists solely of Patrick Laferriere.

There are no family relationships between any of our directors or executive officers.

Patrick Laferriere, age 35

Mr. Laferriere has over 12 years experience in project management and development. Since 2005 Mr. Laferriere has served as General Manager for Quesnel Inc, an Ontario based distributor. There Mr. Laferriere oversaw and controlled the daily operations. In 1997 Mr. Laferriere started his business career as director of sales for R.B Distributors, a Northern Ontario specialized food distributor. Mr. Laferriere was appointed vice president in 2000 where he was instrumental in doubling sales. Mr. Laferriere’s vision, integrity and leadership have led him to participate in start up companies who relied on him to oversee their entire business and to control the bottom line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIA INC.

/s/ Patrick Laferriere
Patrick Laferriere
President

September 20, 2010